Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Advocat Inc.
Brentwood, Tennessee
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2008, relating to the consolidated financial statements and financial statement schedule of Advocat Inc. and the effectiveness of Advocat Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ BDO Seidman, LLP
Nashville, Tennessee
June 10, 2008